SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2004

Accredited Mortgage Loan Trust 2004-2

(Issuer with respect to Securities)

Accredited Home Lenders, Inc.

(Exact name of Registrant as specified in its charter)

California	333-109964	33-0426859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Attention: General Counsel 15090 Avenue of Science San Diego, CA		92128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 676-2100

No Change

(Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets:

Description of the Notes and the Mortgage Loans

Accredited Home Lenders, Inc. (the “Registrant”) has registered issuances of an aggregate of up to $5,700,000,000 in principal amount of asset-backed securities, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration File No. 333-109964) (as amended, the “Registration Statement”). Pursuant to the Registration Statement, Accredited Mortgage Loan Trust 2004-2, a Delaware statutory trust, issued $684,920,000 in aggregate principal amount of its Accredited Mortgage Loan Asset-Backed Notes, Series 2004-2 (the “Notes”) on May 26, 2004 (the “Closing Date”). This Current Report on Form 8-K is being filed to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Notes, the forms of which were filed as Exhibits to the Registration Statement.

The Notes were issued pursuant to an Indenture (the “Indenture”) attached hereto as Exhibit 4.1, dated as of May 1, 2004, between the Trust and LaSalle Bank National Association, in its capacity as indenture trustee (the “Indenture Trustee”). The Notes evidence indebtedness of the Trust and consist of two classes, the Class A-1 Notes (the “Class A-1 Notes”) and the Class A-2 Notes (the “Class A-2 Notes”). Also issued, but not offered by the Trust are the Trust Certificates (the “Trust Certificates”) evidencing the ownership interest in the Trust.

The primary assets of the Trust will consist of two groups of residential mortgage loans. One group contains first lien fixed- and adjustable-rate conforming mortgage loans and relates primarily to the Class A-1 Notes. The other group contains first lien fixed- and adjustable-rate conforming and non-conforming mortgage loans and relates primarily to the Class A-2 Notes. The Class A-1 Notes have an aggregate principal amount of $342,200,000 and a variable interest rate. The Class A-2 Notes have an aggregate principal amount of $342,720,000 and a variable interest rate.

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Item 7.	Financial Statements and Exhibits:

(a) Not applicable

(b) Not applicable

(c) Exhibits:

1.1 Underwriting Agreement, dated May 14, 2004, among Accredited Home Lenders, Inc., as sponsor (the “Sponsor”), Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust (the “Seller”) and Credit Suisse First Boston LLC, as Representative of the several Underwriters.

4.1 Indenture, dated as of May 1, 2004, between Accredited Mortgage Loan Trust 2004-2, a Delaware statutory trust acting through its owner trustee and the Indenture Trustee.

4.2 Amended and Restated Trust Agreement, dated as of May 26, 2004, among the Sponsor, the Seller and Wilmington Trust Company, as Owner Trustee.

8.1 Opinion of Dewey Ballantine LLP regarding tax matters, dated as of May 26, 2004.

10.1 Sale and Servicing Agreement, dated as of May 1, 2004, among Accredited Home Lenders, Inc., as Sponsor and as Master Servicer, Accredited Mortgage Loan Trust 2004-2, as Issuer, Countrywide Home Loans Servicing LP, as Backup Servicer, and the Indenture Trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Mortgage Loan Trust 2004-2

By:	Accredited Home Lenders, Inc.

By:	/s/ James A. Konrath
Name: James A. Konrath
Title: Chief Executive Officer

Dated: May 26, 2004

EXHIBIT INDEX

1.1 Underwriting Agreement, dated May 14, 2004, among Accredited Home Lenders, Inc., as sponsor (the “Sponsor”), Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust (the “Seller”) and Credit Suisse First Boston LLC, as Representative of the several Underwriters.

4.1 Indenture, dated as of May 1, 2004, between Accredited Mortgage Loan Trust 2004-2, a Delaware statutory trust acting through its owner trustee and LaSalle Bank National Association, as indenture trustee.

4.2 Amended and Restated Trust Agreement, dated as of May 26, 2004, among the Sponsor, the Seller and Wilmington Trust Company, as Owner Trustee.

8.1 Opinion of Dewey Ballantine LLP regarding tax matters, dated as of May 26, 2004.

10.1 Sale and Servicing Agreement, dated as of May 1, 2004, among Accredited Home Lenders, Inc., as Sponsor and as Master Servicer, Accredited Mortgage Loan Trust 2004-2, as Issuer, Countrywide Home Loans Servicing LP, as Backup Servicer and the Indenture Trustee.